Exhibit 99.1

Five9 Reports Third Quarter Revenue Growth of 28% to a Record $83.8 Million

36% Growth in LTM Enterprise Subscription Revenue
Fifteenth Consecutive Quarter of Positive Operating Cash Flow
Raised 2019 Guidance for Both Revenue and Bottom Line
SAN RAMON, Calif. - November 5, 2019 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the third quarter ended September 30, 2019.
Third Quarter 2019 Financial Results

•	Revenue for the third quarter of 2019 increased 28% to a record $83.8 million, compared to $65.3 million for the third quarter of 2018.

•	GAAP gross margin was 58.8% for the third quarter of 2019, compared to 59.9% for the third quarter of 2018.

•	Adjusted gross margin was 64.0% for the third quarter of 2019, compared to 64.3% for the third quarter of 2018.

•	GAAP net loss for the third quarter of 2019 was $(1.6) million, or $(0.03) per basic share, compared to GAAP net loss of $(1.3) million, or $(0.02) per basic share, for the third quarter of 2018.

•
Non-GAAP net income for the third quarter of 2019 was $12.8 million, or $0.20 per diluted share, compared to non-GAAP net income of $11.1 million, or $0.18 per diluted share, for the third quarter of 2018.

•	Adjusted EBITDA for the third quarter of 2019 was $15.0 million, or 18.0% of revenue, compared to $12.8 million, or 19.6% of revenue, for the third quarter of 2018.

•	GAAP operating cash flow for the third quarter of 2019 was $17.7 million, compared to GAAP operating cash flow of $9.4 million for the third quarter of 2018.
“We delivered strong third quarter results. Revenue of $83.8 million grew 28% year-over-year and was driven by our Enterprise business, which delivered 36% growth in LTM Enterprise subscription revenue. More than ever before we are seeing that enterprises have learned to trust the cloud, and company leaders recognize that transforming their customer service experience is a necessity. As increasingly larger enterprises have begun to demand cloud contact centers, we have responded by hiring more engineers and scaling our team, resulting in a substantial increase in throughput and innovation. In the third quarter we maintained our strong momentum in strengthening the channel, and made excellent inroads expanding internationally. Overall, our balanced approach to growth is succeeding, and we believe the investments we have made in leadership and talent position Five9 for sustained long-term growth.”

- Rowan Trollope, CEO, Five9
Mike Burkland Transitions from Executive Chairman to Chairman of the Board
Five9 also announced that former CEO and current Executive Chairman Mike Burkland has transitioned from his role of Executive Chairman to Chairman of the Board of Directors effective October 29, 2019. Mike Burkland served as CEO at Five9 for 10 years before transitioning to Executive Chairman in December of 2017, after being diagnosed with stage 4 cancer.
“It’s extremely gratifying for me to see Five9 achieve continued success under Rowan’s leadership as CEO these last 18 months. Given my confidence in his leadership and the business performance, I’ve made the decision to transition to Chairman of the Board. I look forward to continuing to work with Rowan and the team as we work to take Five9 to even greater heights,” said Mike Burkland, Chairman of the Board, Five9.
“Under Mike’s 10 years as CEO, Five9 grew from an early-stage private company to a market leading public company in the cloud contact center software market. I would like to thank Mike for his tremendous leadership here at Five9 and look forward to his continued service as Chairman of the Board,” said Rowan Trollope, CEO, Five9.
Business Outlook

•	For the full year 2019, Five9 expects to report:

•	Revenue in the range of $321.7 to $322.7 million, up from the prior guidance range of $312.5 to $314.5 million that was previously provided on July 31, 2019.

•
GAAP net loss in the range of $(6.8) to $(5.8) million or $(0.11) to $(0.10) per basic share, improved from the prior guidance range of $(12.0) to $(10.0) million or $(0.20) to $(0.16) per basic share, that was previously provided on July 31, 2019.

•
Non-GAAP net income in the range of $48.8 to $49.8 million or $0.77 to $0.78 per diluted share, improved from the prior guidance range of $44.7 to $46.7 million or $0.70 to $0.73 per diluted share, that was previously provided on July 31, 2019.

•	For the fourth quarter of 2019, Five9 expects to report:

•	Revenue in the range of $86.0 to $87.0 million.

•	GAAP net loss in the range of $(1.4) to $(0.4) million, or $(0.02) to $(0.01) per basic share.

•	Non-GAAP net income in the range of $13.7 to $14.7 million, or $0.21 to $0.23 per diluted share.

Conference Call Details
Five9 will discuss its third quarter 2019 results today, November 5, 2019, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 9015206), please dial: 800-263-0877 or 786-460-7199. An audio replay of the call will be available through November 19, 2019 by dialing 888-203-1112 or 719-457-0820 and entering access code 9015206. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our web-site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization and stock-based compensation. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, non-recurring litigation settlement costs and related indemnification fees, and provision for income taxes. We calculate non-GAAP operating income as operating income excluding stock-based compensation, intangibles amortization, and non-recurring litigation settlement costs and related indemnification fees. We calculate non-GAAP net income as GAAP net loss excluding stock-based compensation, intangibles amortization, amortization of debt discount and issuance costs, amortization of discount and issuance costs on convertible senior notes, non-recurring litigation settlement costs and related indemnification fees, and gain on sale of convertible note held for investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s expectations for future growth, our go-to-market capabilities, our international expansion, product innovation and throughput, business momentum, and the fourth quarter and full year 2019 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our sales force could impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) security breaches and improper access to or disclosure of our data, our clients’ data, their customers’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and adversely affect our business; (vii) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (viii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully grow and manage these relationships could harm our business; (x) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xiv) we have a history of losses and we may be unable to achieve or sustain profitability; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xvi) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xvii) failure to comply with laws and regulations could harm our business and our reputation; (xviii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required; and (xix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than five billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$120,573	$81,912
Marketable investments	200,385	209,907
Accounts receivable, net	31,407	24,797
Prepaid expenses and other current assets	11,140	8,014
Deferred contract acquisition costs	11,947	9,372
Total current assets	375,452	334,002
Property and equipment, net	28,399	25,885
Operating lease right-of-use assets	8,933	—
Intangible assets, net	367	631
Goodwill	11,798	11,798
Other assets	1,100	836
Deferred contract acquisition costs — less current portion	27,975	21,514
Total assets	$454,024	$394,666
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,757	$7,010
Accrued and other current liabilities	20,141	13,771
Operating lease liabilities	5,010	—
Accrued federal fees	1,981	1,434
Sales tax liabilities	1,435	1,741
Finance lease liabilities	4,457	6,647
Deferred revenue	21,858	17,391
Total current liabilities	61,639	47,994
Convertible senior notes	206,301	196,763
Sales tax liabilities — less current portion	833	841
Operating lease liabilities — less current portion	4,530	—
Finance lease liabilities — less current portion	1,516	4,509
Other long-term liabilities	1,234	1,811
Total liabilities	276,053	251,918
Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	334,568	294,279
Accumulated other comprehensive income (loss)	227	(93)
Accumulated deficit	(156,885)	(151,497)
Total stockholders’ equity	177,971	142,748
Total liabilities and stockholders’ equity	$454,024	$394,666

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Revenue	$83,769	$65,304	$235,743	$185,329
Cost of revenue	34,472	26,179	96,571	75,695
Gross profit	49,297	39,125	139,172	109,634
Operating expenses:
Research and development	11,665	9,582	33,022	25,721
Sales and marketing	25,014	17,818	69,965	53,208
General and administrative	12,146	10,746	35,950	29,682
Total operating expenses	48,825	38,146	138,937	108,611
Income from operations	472	979	235	1,023
Other income (expense), net:
Interest expense	(3,486)	(3,595)	(10,288)	(6,783)
Interest income and other	1,460	1,352	4,695	1,956
Total other income (expense), net	(2,026)	(2,243)	(5,593)	(4,827)
Loss before income taxes	(1,554)	(1,264)	(5,358)	(3,804)
Provision for income taxes	50	41	30	150
Net loss	$(1,604)	$(1,305)	$(5,388)	$(3,954)
Net loss per share:
Basic and diluted	$(0.03)	$(0.02)	$(0.09)	$(0.07)
Shares used in computing net loss per share:
Basic and diluted	60,781	58,454	60,074	57,790

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net loss	$(5,388)	$(3,954)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,050	7,436
Amortization of operating lease right-of-use assets	3,420	—
Amortization of premium on marketable investments	(1,036)	(317)
Provision for doubtful accounts	78	81
Stock-based compensation	30,197	20,991
Gain on sale of convertible note held for investment	(217)	(312)
Amortization of discount and issuance costs on convertible senior notes	9,484	4,782
Others	2	74
Changes in operating assets and liabilities:
Accounts receivable	(6,677)	(4,931)
Prepaid expenses and other current assets	(3,172)	(2,755)
Deferred contract acquisition costs	(9,035)	(5,094)
Other assets	(264)	68
Accounts payable	100	307
Accrued and other current liabilities	3,522	2,575
Accrued federal fees and sales tax liability	233	366
Deferred revenue	4,391	3,910
Other liabilities	(33)	(75)
Net cash provided by operating activities	35,655	23,152
Cash flows from investing activities:
Purchases of marketable investments	(274,401)	(203,953)
Proceeds from maturities of marketable investments	285,281	4,047
Purchases of property and equipment	(12,776)	(4,503)
Proceeds from sale of convertible note held for investment	217	1,923
Net cash used in investing activities	(1,679)	(202,486)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,036	—	250,714
Payments for capped call transactions	—	(31,412)
Proceeds from exercise of common stock options	6,097	7,111
Proceeds from sale of common stock under ESPP	3,996	2,884
Repayments on revolving line of credit	—	(32,594)
Payments of notes payable	—	(318)
Payments of finance leases	(5,408)	(6,379)
Net cash provided by financing activities	4,685	190,006
Net increase in cash and cash equivalents	38,661	10,672
Cash and cash equivalents:
Beginning of period	81,912	68,947
End of period	$120,573	$79,619

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

GAAP gross profit	$49,297	$39,125	$139,172	$109,634
GAAP gross margin	58.8%	59.9%	59.0%	59.2%
Non-GAAP adjustments:
Depreciation	2,514	1,933	7,208	5,415
Intangibles amortization	88	88	264	264
Stock-based compensation	1,702	860	4,589	2,391
Adjusted gross profit	$53,601	$42,006	$151,233	$117,704
Adjusted gross margin	64.0%	64.3%	64.2%	63.5%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

GAAP net loss	$(1,604)	$(1,305)	$(5,388)	$(3,954)
Non-GAAP adjustments:
Depreciation and amortization	3,497	2,667	10,050	7,436
Stock-based compensation	11,075	8,869	30,197	20,991
Interest expense	3,486	3,595	10,288	6,783
Interest income and other	(1,460)	(1,352)	(4,695)	(1,956)
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	258	356	499
Provision for income taxes	50	41	30	150
Adjusted EBITDA	$15,044	$12,773	$41,258	$29,949
Adjusted EBITDA as % of revenue	18.0%	19.6%	17.5%	16.2%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Income from operations	$472	$979	$235	$1,023
Non-GAAP adjustments:
Stock-based compensation	11,075	8,869	30,197	20,991
Intangibles amortization	88	117	264	349
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	258	356	499
Non-GAAP operating income	$11,635	$10,223	$31,472	$22,862

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

GAAP net loss	$(1,604)	$(1,305)	$(5,388)	$(3,954)
Non-GAAP adjustments:
Stock-based compensation	11,075	8,869	30,197	20,991
Intangibles amortization	88	117	264	349
Amortization of debt discount and issuance costs	—	89	—	129
Amortization of discount and issuance costs on convertible senior notes	3,250	3,049	9,484	4,782
Legal settlement	—	—	420	—
Legal and indemnification fees related to settlement	—	258	356	499
Gain on sale of convertible note held for investment	—	—	(217)	(352)
Non-GAAP net income	$12,809	$11,077	$35,116	$22,444
GAAP net loss per share:
Basic and diluted	$(0.03)	$(0.02)	$(0.09)	$(0.07)
Non-GAAP net income per share:
Basic	$0.21	$0.19	$0.58	$0.39
Diluted	$0.20	$0.18	$0.56	$0.37
Shares used in computing GAAP net loss per share:
Basic and diluted	60,781	58,454	60,074	57,790
Shares used in computing non-GAAP net income per share:
Basic	60,781	58,454	60,074	57,790
Diluted	63,438	61,997	63,042	61,191

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2019			September 30, 2018
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$1,702	$2,514	$88	$860	$1,933	$88
Research and development	2,022	450	—	2,352	278	—
Sales and marketing	3,017	2	—	1,613	1	29
General and administrative	4,334	443	—	4,044	338	—
Total	$11,075	$3,409	$88	$8,869	$2,550	$117

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$4,589	$7,208	$264	$2,391	$5,415	$264
Research and development	5,399	1,340	—	4,293	705	—
Sales and marketing	8,015	4	—	4,560	4	85
General and administrative	12,194	1,234	—	9,747	963	—
Total	$30,197	$9,786	$264	$20,991	$7,087	$349

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2019		December 31, 2019
	Low	High	Low	High

GAAP net loss	$(1,379)	$(379)	$(6,765)	$(5,765)
Non-GAAP adjustments:
Stock-based compensation	11,688	11,688	41,884	41,884
Intangibles amortization	87	87	351	351
Amortization of discount and issuance costs on convertible senior notes	3,304	3,304	12,788	12,788
Legal settlement	—	—	420	420
Legal and indemnification fees related to settlement	—	—	356	356
Gain on sale of convertible note held for investment	—	—	(217)	(217)
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$13,700	$14,700	$48,817	$49,817
GAAP net loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.11)	$(0.10)
Non-GAAP net income per share:
Basic	$0.22	$0.24	$0.81	$0.82
Diluted	$0.21	$0.23	$0.77	$0.78
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	62,000	62,000	60,600	60,600
Diluted	64,800	64,800	63,500	63,500

(1)	Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

# # #